UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 25, 2012

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code:  (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOU:0025594/00002:1630092v2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of a Director.

On July 25, 2012, Howard Hackney provided written notice of his resignation as a member of the Board of Directors (the “Board”) of Martin Midstream GP LLC, the general partner of Martin Midstream Partners L.P. (the “Partnership”), effective July 30, 2012. In connection with Mr. Hackney’s resignation from the Board, and effective as of the date of such resignation, Mr. Hackney also vacated his positions as a member of the following committees of the Board: the Audit Committee, the Compensation Committee and the Nominating Committee.  Mr. Hackney has served on the Board since 2005.

(d) Election of a New Director.

On July 30, 2012, Byron Kelley was elected as a director of Martin Midstream GP LLC. Mr. Kelley is an independent director as defined under The NASDAQ Stock Market, LLC (“Nasdaq”) listing standards and applicable SEC rules, and otherwise meets the additional Nasdaq listing standards requirements for audit committee membership. Accordingly, on July 30, 2012, Mr. Kelley was elected to serve on the Audit Committee, as well as the Compensation Committee and the Nominating Committee of Martin Midstream GP LLC.

Mr. Byron R. Kelley, 65, serves as Chief Executive Officer, President and a Director for the managing general partner of CVR Partners, LP.

Prior to joining CVR Partners, Mr. Kelley served as Chief Executive Officer, President and Director of the general partner of Regency Energy Partners LP, a master limited partnership controlled by Energy Transfer Equity LP that specializes in the gathering and processing, contract compression, treating and transportation of natural gas and natural gas liquids. From 2003 to 2008, Mr. Kelley was Executive Vice President and Group President of the pipeline group of CenterPoint Energy in Houston, a business which included two interstate pipeline companies, a gathering and processing company, a pipeline services company and a remote data gathering and communications company. Prior to CenterPoint Energy, he served for six years in senior management at El Paso Energy International in Houston, retiring in 2002 as the company's president.

With over 40 years of experience in energy related companies, Mr. Kelley's career also included executive, management and engineering positions at Tenneco Energy Corporation, where he rose to become Senior Vice President, Strategy, and at Louisiana Intrastate Gas Corporation and Southern Natural Gas Company.

Mr. Kelley also is past president of the Interstate Natural Gas Association of America and currently serves as a board advisor to the Bright Light Foundation of Houston.

Mr. Kelley received a Bachelor of Science degree in civil engineering from Auburn University.

There are no family relationships between Mr. Kelley and any director or executive officer of the Partnership which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Kelley or any of his immediate family members and the Partnership which would require disclosure under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Kelley and any other persons pursuant to which he was elected Director.

On July 31, 2012, Martin Midstream Partners L.P. issued a press release announcing the resignation of Mr. Hackney and the election of Mr. Kelley as a director of Martin Midstream GP LLC. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:  Martin Midstream GP LLC,
        Its General Partner

Date:  July 31, 2012                                                      By:   /s/ Robert D. Bondurant
        Robert D. Bondurant,
        Executive Vice President and
        Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 31, 2012.